UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant☒

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BOUNDLESS BIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Boundless Bio, Inc.

10955 Alexandria Way, Suite 100

San Diego, CA 92121

Notice of Annual Meeting of Stockholders

To be held on June 23, 2025

Dear Stockholder:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Boundless Bio, Inc., a Delaware corporation, will be held on Monday, June 23, 2025 at 8:00 a.m. Pacific Time for the following purposes, as more fully described in the accompanying proxy statement:

1.
to elect Christine Brennan, Ph.D. and Nancy Whiting, Pharm.D. as Class I directors to hold office until our 2028 annual meeting of stockholders;
2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.
to transact any other business properly brought before the meeting.

The record date for the meeting is April 25, 2025. Only stockholders of record at the close of business on the record date, or their legal proxy holders, are entitled to notice of and vote at the meeting.

The meeting will be held entirely online via live audio webcast. Please visit www.proxydocs.com/BOLD for more details. You may register to attend the meeting at www.proxydocs.com/BOLD. You will be able to vote online during the meeting as further described beginning on page 2 of the accompanying proxy statement. You will need the control number included on your Notice of Internet Availability of Proxy Materials, your proxy card, or on the instructions that accompanied your proxy materials to attend the meeting. If your shares are held in “street name,” you should contact your bank, broker, or other organization that holds your shares to obtain your control number to attend the meeting. Stockholders and proxy holders attending the meeting online will be deemed to be present in person.

By Order of the Board of Directors,

/s/ Jessica Oien
Jessica Oien
Chief Legal Officer
San Diego, California
May 6, 2025

Please vote your shares promptly to help ensure the presence of a quorum at the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning it. Please follow the instructions in the accompanying proxy statement to vote.

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 23, 2025

GENERAL INFORMATION ABOUT THE MEETING

Boundless Bio, Inc. (“Boundless,” “we,” “us,” “our,” or the “Company”) has prepared these materials for use at its 2025 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to begin at 8:00 a.m. Pacific Time on Monday, June 23, 2025.

The Annual Meeting will be entirely online via live audio webcast. We believe this technology provides expanded access, improved communication, and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.

In accordance with Securities and Exchange Commission (“SEC”) rules, we opted to use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive a printed copy of our proxy materials, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) will be sent to stockholders instead of mailing a printed copy. The Notice of Internet Availability provides instructions on how to access our proxy materials via the Internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically or by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Our proxy materials will be sent or made available to stockholders on or about May 6, 2025. We are soliciting proxies pursuant to this proxy statement for use at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 23, 2025: This proxy statement and our 2024 Annual Report are available electronically at www.proxydocs.com/BOLD.

SUMMARY OF MATTERS TO BE VOTED ON

Matter	Board Recommendation	Page Reference for More Information
Proposal 1 – To elect Christine Brennan, Ph.D. and Nancy Whiting, Pharm.D. as Class I directors to hold office until our 2028 annual meeting of stockholders	FOR all nominees	32
Proposal 2 – To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	33

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The information provided in the “question and answer” format below addresses certain frequently asked questions, but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Who can attend and vote at the Annual Meeting?

Only our stockholders of record at the close of business on the record date, or their legal proxy holders, are entitled to attend and vote at the Annual Meeting. The record date for the Annual Meeting is April 25, 2025. There were 22,300,043 shares of common stock outstanding and entitled to vote on the record date.

How do I attend the Annual Meeting?

As noted above, the Annual Meeting will be held entirely online via live audio webcast. To attend the Annual Meeting, you will need the control number included on your Notice of Internet Availability, your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other organization that holds your shares to obtain your control number to attend the Annual Meeting, and if you want to vote online during the meeting, you will need to obtain a legal proxy. See “How do I vote?” below. You must register to attend the Annual Meeting at www.proxydocs.com/BOLD and provide your control number by 2:00 p.m. Pacific Time on June 22, 2025. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.

You may submit a question in advance of the Annual Meeting as a part of the registration process. Questions pertinent to the Annual Meeting and that are submitted in accordance with our rules of conduct for the Annual Meeting will be answered during the Annual Meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time, and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

What am I voting on?

The list below sets out the matters scheduled for a vote at the Annual Meeting. Each share of our common stock has one vote on each matter.

Proposal 1:	To elect Christine Brennan, Ph.D. and Nancy Whiting, Pharm.D. as Class I directors to hold office until our 2028 annual meeting of stockholders
Proposal 2:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

How do I vote?

You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement during the meeting, however, you may vote your shares by simply following the instructions below to vote via the Internet, by telephone, or by mail. Even if you intend to attend the Annual Meeting online, we encourage you to vote your shares in advance using one of the methods described below to ensure that your vote will be represented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record and you may vote those shares as follows:

•
During the Annual Meeting: You may attend the Annual Meeting online and vote during the meeting online by visiting www.proxydocs.com/BOLD. To vote online during the meeting, you must register to attend the meeting. See “How do I attend the Annual Meeting?” above.
•
By Phone: Dial (866) 390-5243, 24 hours a day, seven days a week using any touch-tone telephone and follow the recorded instructions. You will need to use the control number included on your Notice of Internet Availability, your proxy card, or on the instructions that accompanied your proxy materials to vote by phone. Please vote by 8:59 p.m. Pacific Time on June 22, 2025 to ensure that your vote is counted.
•
By Internet: Complete an electronic proxy card at www.proxypush.com/BOLD, 24 hours a day, seven days a week, by following the instructions provided on the Notice of Internet Availability. You will need to use the control number included in your Notice of Internet Availability, your proxy card, or on the instructions that accompanied your proxy materials to vote via the Internet. Please vote by 8:59 p.m. Pacific Time on June 22, 2025 to ensure that your vote is counted. Please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
•
By Mail: Complete, sign, and date the proxy card that may be delivered to you and return it in the self-addressed, postage-paid envelope provided. The proxy holders identified in the proxy card will vote all shares of our stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted “FOR” each of the director nominees identified in this proxy statement and “FOR” Proposal 2. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding those shares is considered to be the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding those shares regarding how to vote such shares. You should have received a notice containing voting instructions from the organization that holds those shares. Follow the instructions provided by that organization to ensure that your vote is counted. If you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds those shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in street name, the organization that holds your shares may vote your shares only on certain of the proposals described in this proxy statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the organization that holds your shares, whether that organization may exercise its discretion to vote your shares depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries (even though we are a Nasdaq-listed company).

We expect the organization that holds your shares will have discretionary voting authority to vote your shares on proposals considered to be “routine” matters even if that organization does not receive voting instructions from you. However, certain organizations may elect not to vote shares without an instruction from the beneficial owner even if they have discretionary authority to do so. We expect Proposal 2 to be considered a “routine” matter.

On the other hand, if you do not provide voting instructions to the organization that holds your shares, we do not expect those shares will be voted on any proposal considered a “non-routine” matter because the organization that holds your shares typically lacks discretionary authority to vote uninstructed shares on non-routine matters. We expect Proposal 1 to be considered a “non-routine” matter.

Organizations may reach conclusions regarding their ability to vote your shares on a particular proposal that differ from our expectations expressed in this proxy statement. Accordingly, we encourage you to provide voting instructions to the organization that holds your shares on all proposals to ensure that your vote is counted. We expect that organizations will vote shares as you have instructed.

What is a “broker non-vote”?

A “broker non-vote” occurs if the organization that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and it does not have discretionary voting authority on that matter or because the organization that holds your shares chooses not to vote on a matter for which it does have discretionary voting authority.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote:

•
During the Annual Meeting: By attending the Annual Meeting online and voting during the meeting as described above. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation that is received by our corporate secretary prior to the Annual Meeting. Any such notice is to be sent to Boundless Bio, Inc., Attention: Corporate Secretary, 10955 Alexandria Way, Suite 100, San Diego, CA 92121.
•
By Phone: By using the phone voting method described above, in which case only your latest telephone proxy received before the deadline for phone voting will be counted.
•
By Internet: By using the online voting method described above, in which case only your latest Internet proxy received before the deadline for online voting will be counted.
•
By Mail: By signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name, follow the instructions provided by the organization that holds your shares.

How many votes are required to approve each proposal?

Election of Directors

If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the two nominees receiving the most “FOR” votes from the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors will be elected.

You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.

Other Proposals

If a quorum is present at the Annual Meeting, the outcome of each other proposal presented to the stockholders will be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 2. However, we expect Proposal 2 will be considered a “routine” matter, and therefore broker non-votes are not expected on this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on each proposal presented at the Annual Meeting other than on the election of directors.

What is the quorum requirement?

A quorum is necessary to hold the Annual Meeting. The holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Your shares will be counted for purposes of determining if there is quorum if you are entitled to vote and you are present during the Annual Meeting or you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction form by mail. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

A quorum, once established at the Annual Meeting, will not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at the Annual Meeting, then either (i) the person presiding over the Annual Meeting, or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, or represented by proxy, will have the power to recess the meeting or adjourn the meeting from time to time until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or held in different registered accounts. Please follow the voting instructions on each Notice of Internet Availability to ensure that all of your shares are voted.

Am I entitled to dissenters’ rights or appraisal rights?

No. Our stockholders are not entitled to dissenters’ rights or appraisal rights on any of the matters being submitted to stockholders at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. None of our directors or employees will be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at next year’s annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) must submit the proposal to our corporate secretary at our principal executive offices in writing not later than January 6, 2026, which is 120 days prior to the one-year anniversary of the date this proxy statement will be released to stockholders. However, if the date of next year’s annual meeting of stockholders is changed by more than 30 days from the anniversary of this year’s annual meeting of stockholders, then the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

Stockholders intending to present a proposal at next year’s annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that our corporate secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for next year’s annual meeting of stockholders no earlier than the close of business on February 26, 2026 and no later than the close of business on March 28, 2026. The notice must contain the information required by our amended and restated bylaws, a copy of which is available upon written request to our corporate secretary. In the event that the date of next year’s annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of this year’s annual meeting of stockholders, then our corporate secretary must receive such written notice not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to next year’s annual meeting of stockholders or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, including with respect to the deadline for notices disclosed above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for next year’s annual meeting of stockholders. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Our principal executive offices are currently located at 10955 Alexandria Way, Suite 100, San Diego, CA 92121.

If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Householding

We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43078, Providence, RI 02940-3078, or contact our transfer agent by phone at 800-736-3001. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above.

If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank, or similar organization, you may contact your broker, bank, or other organization.

BOARD OF DIRECTORS

The business and affairs of the Company is managed under the direction of our board of directors (“Board”), which is currently comprised of seven members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes, with one class of directors standing for election each year, for a three-year term. The current terms of our Class I directors will expire at the Annual Meeting. Our Class I directors have been nominated for re-election at the Annual Meeting with the new term to expire at our annual meeting of stockholders to be held in 2028. The current terms of our Class II and Class III directors will expire at our annual meetings of stockholders to be held in 2026 and 2027, respectively.

The following table sets forth the name, age, and certain other information of each member of our Board as of April 25, 2025.

Name	Director Class	Age	Position	Independent
Jonathan E. Lim, M.D.	III	53	Chairman of the Board	X
Christine Brennan, Ph.D.	I	56	Director	X
Kristina Burow	II	51	Director	X
James Christensen, Ph.D.	II	57	Director	X
Zachary D. Hornby	III	46	President, Chief Executive Officer, and Director
Jennifer Lew	III	52	Director	X
Nancy Whiting, Pharm.D.	I	52	Director	X

Nominees for Election at the Annual Meeting

Class I Directors

Christine Brennan, Ph.D. has served as a member of our Board since February 2022. Dr. Brennan has been a Managing Director at Vertex Ventures HC since 2022 and previously was Partner at MRL Ventures Fund from 2017 to 2021 and Principal at the Novartis Venture Fund from 2013 to 2017. During her career as a venture capital investor, Dr. Brennan has served on the board of directors of biotechnology and biopharmaceutical companies, including Alector, Inc., Entrada Therapeutics, Inc., and Altimmune, Inc. (while the companies were privately held). Prior to the Novartis Venture Fund, Dr. Brennan was Chief Business Officer at Vitae Pharmaceuticals (acquired by Allergan) from 2010 to 2013. Dr. Brennan received a B.S. in Biochemistry from the University of New Hampshire, a Ph.D. in Neuroscience from Dartmouth Medical School, and conducted a postdoctoral fellowship in Developmental Neurobiology at the National Institutes of Health. Dr. Brennan’s extensive investment experience in the biopharmaceutical industry, as well as her experience on numerous biotechnology and biopharmaceutical company boards of directors, contributed to our Board’s conclusion that she should serve as a director of our Company.

Nancy Whiting, Pharm.D. has served as a member of our Board since October 2023. Since September 2021, Dr. Whiting has been the Chief Executive Officer and a member of the board of directors of Recludix Pharma, a privately held company developing novel treatments for inflammatory disease and cancer. Prior to Recludix, Dr. Whiting held various positions at Seagen Inc. (formerly Seattle Genetics, Inc.) for approximately 15 years from March 2007 to September 2021, where she served most recently as Executive Vice President of Corporate Strategy, Alliances, and Communication. Prior to this role at Seagen, Dr. Whiting served as Executive Vice President of Late Stage Development, Senior Vice President of Clinical Development and Medical Affairs, and Head of Experimental Medicine. During her tenure at Seagen, Dr. Whiting played a central role in the development and regulatory approvals of cancer medicines Adcetris® (brentuximab vedotin), Padcev® (enfortumab vedotin-ejfv), Tukysa® (tucatinib), and Tivdak® (tisotumab vedotin). Prior to her career in the pharmaceutical industry, Dr. Whiting practiced as a clinical oncology pharmacist at the Seattle Cancer Care Alliance. Dr. Whiting has served as a member of the board of directors of Caribou Biosciences, a publicly traded biopharmaceutical company since August 2021. She received her Pharm.D. from the University of Washington and her B.Sc. in Pharmaceutical Sciences from the University of British Columbia. Dr. Whiting’s extensive experience in all phases of drug development contributed to our Board’s conclusion that she should serve as a director of our Company.

Continuing Directors

Class II Directors

Kristina Burow has served as a member of our Board since June 2019. Ms. Burow has served as a Managing Director of ARCH Venture Partners, a venture capital firm, since November 2011 and previously held positions of increasing responsibility at ARCH from August 2002 to November 2011. Ms. Burow is a co-founder and member of the board of directors of Neumora Therapeutics, Inc., a publicly traded biopharmaceutical company, and Orbital Therapeutics Inc., a privately held biotechnology company. Ms. Burow currently serves on the board of directors of Metsera, Inc., a publicly traded biotechnology company, and Scholar Rock Holding Corporation, a publicly traded biopharmaceutical company. She is also a member of the board of directors of several privately held biopharmaceutical and biotechnology companies, including: Architect Therapeutics, Inc.; Autobahn Therapeutics, Inc.; Magnet Biomedicine, Inc.; Mirador Therapeutics, Inc.; Pretzel Therapeutics, Inc.; ROME Therapeutics, Inc.; and Treeline Biosciences, Inc. Ms. Burow previously was a co-founder and member of the board of directors of Receptos Inc., a publicly traded pharmaceutical company, until its acquisition by Celgene Corporation in 2015. Ms. Burow also previously served as a member of the board of directors of a number of other publicly traded and privately held biopharmaceutical and biotechnology companies, including the following publicly traded companies: Beam Therapeutics Inc.; Gossamer Bio, Inc.; Metacrine, Inc.; Unity Biotechnology, Inc.; and Vir Biotechnology Inc. Ms. Burow has participated and led investments in many other ARCH portfolio companies including: Erasca, Inc.; Aledade, Inc.; Kythera Biopharmaceuticals, Inc. (acquired by Allergan plc); Kura Oncology, Inc.; and Ikaria, Inc. (acquired by Madison Dearborn Partners, a private equity firm). Prior to joining ARCH, Ms. Burow served as an associate with the Novartis BioVenture Fund and was an early employee at the Genomics Institute of the Novartis Research Foundation. Ms. Burow received a B.S. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University, and an M.B.A. from the University of Chicago. Ms. Burow’s extensive experience serving on the board of directors of clinical-stage biotechnology companies and her investment experience in the life sciences industry contributed to our Board’s conclusion that she should serve as a director of our Company.

James “Jamie” Christensen, Ph.D. has served as a member of our Board since October 2023. Dr. Christensen has been the President and Head of Research and Development of Terremoto Biosciences, Inc., a privately held biotechnology company, since January 2025. Prior to Terremoto, he served as the Chief Scientific Officer of Mirati Therapeutics, a publicly traded precision oncology company, from January 2014 to October 2024, Senior Vice President from January 2014 to December 2018, and Vice President, Research from June 2013 to January 2014. In his roles at Mirati, Dr. Christensen was responsible for overseeing drug discovery, early clinical development, manufacturing, and companion diagnostics research, and led activities related to the discovery and advancement of key clinical and preclinical programs, including Mirati’s first approved product, Krazati® (adagrasib). Prior to Mirati, Dr. Christensen was the Head of Oncology Precision Medicine and a member of the executive leadership team in the Oncology Research Unit at Pfizer. He joined Pfizer in 2003, where his responsibilities included leading oncology nonclinical research and translational sciences for programs including Sutent® (sunitinib malate) and Xalkori® (crizotinib). Prior to Pfizer, Dr. Christensen held positions at Sugen Inc. (acquired by Pharmacia), as a group leader in preclinical research and exploratory development. He began his career in the pharmaceutical industry at Warner Lambert/Parke-Davis. Dr. Christensen has authored or co-authored numerous peer-reviewed research articles in scientific journals including Science, Nature, Cancer Cell, Cancer Discovery, New England Journal of Medicine, and many others. He received his Ph.D. and M.S. in Pharmacology and Toxicology at North Carolina State University and his B.S. in Biology from Northern Illinois University. Dr. Christensen’s extensive executive and research experience in the biopharmaceutical industry contributed to our Board’s conclusion that he should serve as a director of our Company.

Class III Directors

Zachary D. Hornby has served as our President, Chief Executive Officer, and as a member of our Board since May 2019. Previously, Mr. Hornby served in several executive positions at Ignyta, Inc., a publicly traded precision oncology company acquired by Roche in February 2018, including as its Chief Operating Officer from June 2014 to July 2018 and prior to that as its Chief Financial Officer from July 2013 to May 2014 and Vice President of Corporate Development from August 2012 to July 2013. In these roles, Mr. Hornby led the operational team responsible for the development of Rozlytrek® (entrectinib) and the efforts ultimately leading to the acquisition by Roche. Prior to Ignyta, Mr. Hornby served as Senior Director of Business Development at Fate Therapeutics, a cellular immunotherapy company focused on oncology and immunology, and various business and corporate development roles at Halozyme Therapeutics, Inc. In addition, Mr. Hornby held earlier roles in new product planning, marketing, and strategy at Neurocrine Biosciences and L.E.K. Consulting. Mr. Hornby serves as a member of the board of directors of Radionetics Oncology, Inc., a privately held biotechnology company. Mr. Hornby received a B.S and a M.S. in Biology from Stanford University, and an M.B.A. from Harvard Business School. Mr. Hornby’s knowledge of our business, his background in corporate strategy and finance, and his extensive executive experience at multiple biopharmaceutical companies contributed to our Board’s conclusion that he should serve as a director of our Company.

Jennifer Lew has served as a member of our Board since January 2022. Ms. Lew has been the Executive Vice President and Chief Financial Officer of Annexon, Inc., a publicly traded biopharmaceutical company, since June 2019. Prior to Annexon, she served as Chief Financial Officer and previously Senior Vice President, Finance for Aduro Biotech, Inc., which merged with Chinook Therapeutics, Inc. (acquired by Novartis), from 2013 to May 2019. Prior to Aduro, Ms. Lew held various finance roles at Dynavax Technologies Corporation, a publicly traded biopharmaceutical company, from 2004 to 2013, and QRS Corporation, a publicly held technology company, from 2000 to 2004. Ms. Lew began her career in the audit practice at Ernst & Young from 1994 to 1999. Ms. Lew received a B.A. in Economics/Accounting and Government from Claremont McKenna College and is a Certified Public Accountant (inactive status). Ms. Lew’s background in leadership, finance, and accounting at privately held and publicly traded biotechnology and biopharmaceutical companies contributed to our Board’s conclusion that she should serve as a director of our Company.

Jonathan E. Lim, M.D. co-founded Boundless and has served as our Chairman since December 2018. Dr. Lim also co-founded Erasca, Inc., a publicly traded precision oncology company, in July 2018, joined as Executive Chairman in October 2018, and has served as Chairman and Chief Executive Officer since March 2019. Dr. Lim has also served as a Venture Partner at ARCH Venture Partners since December 2018 and as Managing Partner at City Hill, LLC since founding it in 2010. Prior to co-founding each of Boundless and Erasca, Dr. Lim co-founded and served as Chairman of Ignyta, Inc., a publicly traded precision oncology company, and led it from 2012 as Chairman, Chief Executive Officer, and President through its acquisition by Roche in February 2018 and subsequent integration into Roche and Genentech in July 2018. During his tenure at Ignyta, Dr. Lim co-founded Bonti, Inc., a privately held biotechnology company, and served as its Chairman from February 2016 until its acquisition by Allergan plc in October 2018. Prior to joining Ignyta, Dr. Lim served as Chairman and Chief Executive Officer of Eclipse Therapeutics, Inc., a privately held oncology company targeting cancer stem cells that he co-founded in March 2011 as a spinout from Biogen Idec and that was sold to Bionomics Ltd. in 2012. Prior to Eclipse, Dr. Lim served as the President, Chief Executive Officer, and a Director (including as Chairman from 2004 to 2005) of Halozyme Therapeutics, Inc., a publicly traded biotechnology company, from May 2003 to December 2010. Prior to Halozyme, Dr. Lim’s experience included management consulting at McKinsey & Company, a National Institutes of Health Postdoctoral Fellowship at Harvard Medical School and the Dana-Farber Cancer Institute, and two years of general surgery residency at New York Hospital- Cornell and Memorial Sloan Kettering Cancer Center. Dr. Lim has also served as a member of the board of directors of Maze Therapeutics, Inc., a publicly traded biopharmaceutical company advancing precision medicines for both rare and common diseases, since October 2019. Dr. Lim has been a member of the Board of Overseers at Scripps Research since October 2018, a member of the Board of Visitors of the Moores Cancer Center at the University of California, San Diego since 2015, and a member of the Stanford Interdisciplinary Biosciences Council since 2014. Dr. Lim has B.S. and M.S. degrees from Stanford University, an M.D. from McGill University, and an M.P.H. from Harvard University. Dr. Lim’s intimate knowledge of our business as a co-founder and his extensive experience as an executive officer and director of multiple public and private biotechnology companies contributed to our Board’s conclusion that he should serve as a director of our Company.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our principal executive officer and our principal financial and accounting officer, which is accessible in the “Investors” section of our website at https://investors.boundlessbio.com under “Governance Overview.” Our directors, officers, and employees are expected to be familiar with our Code of Business Conduct and Ethics and to adhere to the principles and procedures set forth therein. We intend to disclose any changes to our Code of Business Conduct and Ethics or waivers from it that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website or by filing with the SEC a current report on Form 8-K, in each case in accordance with applicable SEC rules and Nasdaq listing rules. Information contained on or available through our website is not incorporated by reference in, or considered part of, this proxy statement. We will provide any person, without charge, a copy of our Code of Business Conduct and Ethics upon written request to Boundless Bio, Inc., 10955 Alexandria Way, Suite 100, San Diego, CA 92121, Attention: Investor Relations.

Corporate Governance Guidelines

We believe in sound corporate governance practices and our Board adopted formal Corporate Governance Guidelines to assist our Board in the exercise of its responsibilities and to serve our interests and those of our stockholders. The Corporate Governance Guidelines provide a framework within which our Board conducts its business, and they address matters including board size and composition, director qualification standards and additional selection criteria, conflicts of interest, board meetings, board committees, succession planning, oversight of risk management, and investigation of reports received through our ethics hotline. Our Corporate Governance Guidelines are accessible in the same section of our website as our Code of Business Conduct and Ethics.

Director Independence

As required under Nasdaq listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our legal counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing rules, as in effect from time to time. Consistent with these considerations, our Board affirmatively determined that all of our directors, other than Mr. Hornby, our president and chief executive officer, are “independent directors” in accordance with the pertinent Nasdaq listing rules. Mr. Hornby is not considered independent because he is one of our executive officers.

The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq listing rules, our Board made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq listing rules, our independent directors meet in regularly scheduled executive sessions without our non-independent director or other management present.

Director Nominations

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, and recommending director nominees to our Board. To that end, our Nominating and Corporate Governance Committee is responsible for ensuring that our Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Our Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications, skills, and backgrounds of our directors to help assure that our Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, our Nominating and Corporate Governance Committee, in recommending director candidates, and our Board, in nominating (and, in the case of any vacancy, appointing) such candidates, evaluates candidates in accordance with the qualification standards set forth in our Corporate Governance Guidelines. Namely, they consider candidates who have a high level of personal and professional integrity, strong ethics and values, and ability to make mature business judgments, as well as whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. Our Nominating and Corporate Governance Committee and our Board may also consider the following factors, as well as any other factor that they deem relevant:

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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
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experience as a board member or executive officer of another publicly-held company;
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professional and academic experience relevant to our industry;
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strength of leadership skills;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•
diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence, and specialized experience;
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experience in finance and accounting and/or executive compensation practices; and
•
time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable.

Currently, our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required or advisable, then the committee will identify the desired skills and experience of a new nominee in light of the criteria above and generally with input from other directors and management, and may take such measures as it considers appropriate in connection with its identification and evaluation of a director candidate, including engagement of an outside search firm, consideration of candidates recommended by members of our Board, management, and other sources, inquiry of the person or persons making the recommendation, candidate interviews, and background checks.

We do not have a formal policy with regard to the consideration of director candidate recommendations from our stockholders. However, any such recommendations received from stockholders will be evaluated in the same manner that individuals recommended by our directors, management, or other parties are evaluated. Accordingly, our Board does not believe a formal policy regarding consideration of stockholder director nomination recommendations is necessary. Any such recommendations should be made in writing directed to our Nominating and Corporate Governance Committee, care of our corporate secretary at our principal executive offices, and should include the information required by the advance notice procedures with respect to director nominations by stockholders described in our amended and restated bylaws, including information regarding the recommended candidate and recommending stockholder. To give our Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with such advance notice procedures described in our amended and restated bylaws. If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board, the stockholder must follow the procedures described in our amended and restated bylaws, including the advance notice procedures therein. For information regarding the advance notice procedures, please see “Questions and Answers About the Annual Meeting and Voting— When are stockholder proposals and director nominations due for next year’s annual meeting?” above.

Board Leadership Structure

Our Board is currently chaired by Dr. Lim. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. Our chief executive officer is responsible for setting the strategic direction of our company and the day-to-day leadership and performance of our company, while the chairman of the board provides guidance to our chief executive officer and presides over meetings of the full Board. We believe that this separation of responsibilities provides a balanced approach to managing our Board and overseeing our Company. Our Nominating and Corporate Governance Committee recommended and our Board concluded that our current leadership structure continues to be appropriate for us at this time. However, our Nominating and Corporate Governance Committee and our Board will continue to periodically review our leadership structure and our Board may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.

Our Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Our Audit Committee also oversees the management of our information technology risks, including cybersecurity and data privacy risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by our Audit Committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. Our Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Committees of the Board and Committee Member Independence

Our Board has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance – comprised of the directors identified in the table below. Each committee operates under a written charter adopted by our Board that sets out its role and responsibilities and satisfies applicable SEC rules and regulations and Nasdaq listing rules. A copy of each committee charter is available in the “Investors” section of our website at https://investors.boundlessbio.com under “Governance Overview.” Information contained on or available through our website is not incorporated by reference in, or considered part of, this proxy statement.

Nominating and
Name of Director	Audit	Compensation	Corporate Governance
Jonathan E. Lim, M.D.	X	C
Christine Brennan, Ph.D.	X		C
Kristina Burow		X	X
James Christensen, Ph.D.		X
Zachary D. Hornby
Jennifer Lew	C†	X
Nancy Whiting, Pharm.D.			X

C Committee Chair

† Audit Committee Financial Expert

Our Board has determined that all committee members are independent under applicable Nasdaq listing rules and SEC rules and regulations of committee membership. With respect to the members of our Audit Committee, our Board also determined that all members meet the requirements for financial literacy under the applicable SEC rules and regulations and Nasdaq listing rules, and that Ms. Lew is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. With respect to the members of our Compensation Committee, our Board also determined that each of Ms. Burow, Dr. Christensen, Ms. Lew, and Dr. Lim is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Each of our Board’s committees report regularly to our Board regarding its activities in fulfilling its responsibilities as detailed in the committee’s charter.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

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appointing our independent registered public accounting firm;
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evaluating the qualifications, independence, and performance of our independent registered public accounting firm;

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approving the audit and non-audit services to be performed by our independent registered public accounting firm;
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reviewing the design, implementation, adequacy, and effectiveness of our internal accounting controls and our critical accounting policies;
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discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing, and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our Board any changes to such investment policy;
•
reviewing our earnings announcements and other public announcements regarding our results of operations;
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preparing the report of our Audit Committee that the SEC requires in our annual proxy statement;
•
reviewing our policies with respect to risk assessment and management and oversee management of our information technology risks, including cybersecurity and data privacy risks;
•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•
reviewing and approving any related party transactions and periodically reviewing our written related person transaction policy;
•
reviewing and monitoring compliance with our Code of Business Conduct and Ethics; and
•
periodically reviewing and evaluating the performance of our Audit Committee.

Compensation Committee

Our Compensation Committee approves policies relating to compensation and benefits of our officers and employees. Our Compensation Committee approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and has the authority to approve or make recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Compensation Committee has the authority to review and approve or make recommendations to our Board regarding the Company’s incentive compensation and equity-based plans and arrangements, administer such plans, and make grants of stock options and other awards under our such plans. Our Compensation Committee also administers and oversees compliance with our Policy for Recovery of Erroneously Awarded Compensation. In fulfilling its responsibilities, our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the committee and the authority to authorize an officer of the Company to grant rights or options to officers (other than executive officers) and employees, in a manner that is in accordance with applicable law. Our Compensation Committee is responsible for periodically reviewing and evaluating its performance.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2024, our Compensation Committee retained Alpine Rewards, LLC (“Alpine Rewards”), which is an independent compensation consultant, to provide it with information, recommendations, and other advice relating to executive compensation and director compensation. Our Compensation Committee assessed the independence of Alpine Rewards pursuant to SEC rules and regulations and Nasdaq listing rules and concluded that no conflict of interest existed that would have prevented Alpine Rewards from serving as an independent consultant to our Compensation Committee currently or during 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for assisting our Board in discharging our Board’s responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our Board and any committees thereof. In addition, our Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting, and making recommendations to our Board concerning governance matters, reviewing, and assisting our Board with oversight of matters relating to environmental, social, and governance matters affecting the Company, and oversight of the self-evaluations of our Board and its committees. Our Nominating and Corporate Governance Committee is responsible for periodically reviewing and evaluating its performance.

Meetings of the Board and its Committees

During 2024, our Board met five times, our Audit Committee met four times, our Compensation Committee met three times, and our Nominating and Corporate Governance Committee did not meet. Each director attended at least 75% of the aggregate number of meetings of our Board and meetings of the committees on which such director served during 2024 during the periods that such director served.

Communication with the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our corporate secretary is primarily responsible for reviewing such communications from stockholders and for providing copies or summaries to the directors as she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary and chairman of our Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to our Board should address such communications to our Board in writing: Boundless Bio, Inc., Attention: Corporate Secretary, 10955 Alexandria Way, Suite 100, San Diego, CA 92121.

Attendance of Directors at the Annual Meeting of Stockholders

Our Board has adopted a policy under which all directors are encouraged to attend our annual meeting of stockholders.

Insider Trading Compliance Policy and Procedures

We have adopted an Insider Trading Compliance Policy and Procedures governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing rules. A copy of our Insider Trading Compliance Policy and Procedures was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025. In addition, it is our policy to comply with applicable laws, rules and regulations, and any applicable Nasdaq listing rules when engaging in transactions in our own securities.

Prohibition Against Hedging

Our Insider Trading Compliance Policy and Procedures prohibits our directors, officers, and employees from engaging in hedging transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position(s) of each of our executive officers as of April 25, 2025.

Name	Age	Position
Zachary D. Hornby	46	President, Chief Executive Officer, and Director
Robert Doebele, M.D., Ph.D.	54	Chief Medical Officer
Christian Hassig, Ph.D.	53	Chief Scientific Officer
David Hinkle	63	Senior Vice President, Finance, Controller, and Corporate Treasurer
Jessica Oien, J.D.	54	Chief Legal Officer and Corporate Secretary

The following is biographical information for our executive officers other than Mr. Hornby, whose biographical information is included under the section titled “Board of Directors” above.

Robert Doebele, M.D., Ph.D. has served as our Chief Medical Officer since February 2025. Prior to joining Boundless, in April 2017, Dr. Doebele co-founded Rain Oncology Inc., a publicly traded, clinical-stage precision oncology company acquired by Pathos AI, Inc. in January 2024. At Rain and until its acquisition, Dr. Doebele served as President since April 2021, Chief Scientific Officer since May 2021, and Chief Medical Officer since June 2023. Prior to Rain, from July 2008 to September 2020, he was an Assistant, and then Associate Professor of Medicine in the Division of Medical Oncology at the University of Colorado School of Medicine. He also served as the Director of the Thoracic Oncology Research Initiative and co-Director of the Molecular Tumor Board at the University of Colorado Cancer Center. Dr. Doebele led the research at the University of Colorado that launched the tropomyosin receptor kinase (TRK) fusion cancer field by demonstrating that NTRK1/2/3 gene fusions represent a novel tumor agnostic target in cancer, a strategy that ultimately led to the approvals of Vitrakvi® (larotrectinib) and Rozlytrek® (entrectinib). Dr. Doebele received his A.B. in Molecular Biology from Princeton University and received his M.D. and Ph.D. in Immunology from the University of Pennsylvania. He conducted his internal medicine residency and a medical oncology fellowship at the University of Chicago.

Christian “Chris” Hassig, Ph.D. has served as our Chief Scientific Officer since November 2019. Before Boundless, Dr. Hassig was with Sierra Oncology, Inc., a publicly traded precision oncology company, where he served in various leadership roles including Chief Scientific Officer and Senior Vice President of Research, from June 2016 to November 2019. Prior to Sierra, Dr. Hassig served as Vice President of Drug Discovery at the Sanford Burnham Prebys Medical Discovery Institute where he led the discovery and development of novel small molecule therapeutics against innovative targets. Dr. Hassig also held several positions within the Biology and Lead Discovery departments at Kalypsys, Inc., a private biopharmaceutical company specializing in small molecule drug discovery and development. Dr. Hassig received a B.A. in Chemistry and Biochemistry from the University of California, San Diego, a Ph.D. in Molecular and Cellular Biology from Harvard University, and completed a Postdoctoral Fellowship at the University of California, Berkeley.

David Hinkle has served as our Senior Vice President, Finance and Controller since June 2023 and as our Treasurer since October 2024. He joined us in June 2021 as our Vice President, Finance and Controller. Prior to Boundless, Mr. Hinkle served as Vice President, Finance and Controller at Crinetics Pharmaceuticals, Inc., a publicly traded clinical-stage pharmaceutical company, from July 2018 to May 2021, where he was responsible for developing and leading their accounting team after their initial public offering in July 2018. Prior to Crinetics, Mr. Hinkle served in similar capacities at Ignyta, Inc., a publicly traded precision oncology company acquired by Roche in February 2018, Receptos Inc., a publicly traded biopharmaceutical company acquired by Celgene Corporation in 2015, Somaxon Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company acquired by Pernix Therapeutics Holdings, Inc. in 2013, and Digirad, where he was responsible for accounting operations. Mr. Hinkle began his career at Deloitte. He earned a B.S. from California State University, Northridge and is a Certified Public Accountant (inactive status) in California.

Jessica Oien has served as our Chief Legal Officer and Corporate Secretary since January 2024 and previously served as our General Counsel and Corporate Secretary from August 2021 through December 2023. Prior to joining Boundless, Ms. Oien served as General Counsel and Corporate Secretary at Cidara Therapeutics, Inc., a publicly traded biotechnology company, from September 2018 to August 2021. Before Cidara, Ms. Oien served as Vice President, Legal and Compliance at Otonomy, Inc., a publicly traded biopharmaceutical company, where she was the legal lead for the commercial business from 2015 to 2018 and spearheaded the commercial compliance program. She served in similar roles as Vice President, Legal and Compliance for Pernix Therapeutics, Vice President, Legal Affairs and Compliance for Somaxon Pharmaceuticals, Senior Director, Legal Affairs for Verus Pharmaceuticals, and Senior Director, Legal Affairs at Elan Pharmaceuticals. Ms. Oien began her legal career as corporate counsel at national law firms including Brobeck, Phleger & Harrison LLP and Milbank, Tweed, Hadley & McCloy LLP. Ms. Oien received a B.A. in Economics and Political Science from North Dakota State University and a J.D. from Loyola Law School.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our named executive officers (“NEOs”) for 2024, which consist of our principal executive officer, our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2024, and two additional individuals who served as our executive officers during 2024 but were not serving in such capacity as of December 31, 2024, are:

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Zachary D. Hornby, Chief Executive Officer, President, and Director;
•
Christian Hassig, Ph.D., Chief Scientific Officer;
•
Klaus Wagner, M.D., Ph.D., our former Chief Medical Officer (whose employment ended on December 29, 2024);
•
Jami Rubin, our former Chief Financial Officer (whose employment ended on October 11, 2024); and
•
Neil Abdollahian, our former Chief Business Officer (whose employment ended on January 10, 2025).

Summary Compensation Table

The primary elements of compensation for our NEOs are base salary, annual performance bonuses, and equity awards. Our NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below. The following table presents summary information regarding the compensation that was awarded to, earned by, or paid to our NEOs for services rendered during the years ended December 31, 2024 and 2023.

				Non-equity
			Option	incentive plan	All other
		Salary	awards	compensation	compensation	Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)(3)	($)
Zachary D. Hornby	2024	594,558	5,175,279	281,586	3,450	6,054,873
President, Chief Executive Officer, and Director	2023	495,000	1,651,813	222,750	3,300	2,372,863

Christian Hassig, Ph.D.	2024	453,118	1,541,030	158,276	3,450	2,155,874
Chief Scientific Officer	2023	415,000	339,960	145,250	3,300	903,510

Klaus Wagner, M.D., Ph.D.	2024	491,827	1,353,457	—	—	1,845,284
Former Chief Medical Officer	2023	465,840	363,572	163,044	3,300	995,756

Jami Rubin	2024	354,118	1,034,798	—	352,162	1,741,078
Former Chief Financial Officer

Neil Abdollahian	2024	403,680	740,577	—	3,450	1,147,707
Former Chief Business Officer

(1)
With respect to the option awards in 2024, the amounts disclosed represent both the aggregate grant date fair value of the options granted in 2024 as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and also include the following incremental fair value associated with the modification in 2024 of the exercise prices of our NEOs’ options in connection with our option repricing in August 2024, also calculated in accordance with ASC 718: $235,666 for Mr. Hornby, $70,290 for Dr. Hassig, $61,404 for Dr. Wagner, $47,124 for Ms. Rubin, and $33,711 for Mr. Abdollahian. With respect to the option awards in 2023, the amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718 and also include the following incremental fair value associated with the modification in 2023 of the exercise prices of our NEOs’ options in connection with our option repricing in June 2023, also calculated in accordance with ASC 718: $170,293 for Mr. Hornby, $41,722 for Dr. Hassig, and $65,334 for Dr. Wagner. All options are also subject to vesting acceleration under certain circumstances as more fully described in the section titled “Severance and Change in Control Severance Plan.” The amounts in this column do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards. For a discussion of the assumptions used in calculating the grant date fair value of the awards and the incremental fair value reported in this column, see Notes 2 and 11 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025.
(2)
The amounts reported represent annual performance bonuses earned with respect to the applicable year.
(3)
The amounts reported represent matching contributions earned by the NEOs under our 401(k) plan ($3,450 for 2024 and $3,300 for 2023). In addition, for Ms. Rubin, the amount includes a severance payout of $345,000 pursuant to our Severance Plan (discussed below in the section titled “Severance and Change in Control Severance Plan”) and $7,162.46 in continued subsidized health benefits following her termination of employment.

Annual Base Salary

We pay our NEOs a base salary to compensate them for their performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent. We expect that base salaries for our NEOs will be reviewed periodically by our Compensation Committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.

The annual base salaries for our NEOs for 2024 were established in late 2023 by our Compensation Committee in connection with our standard annual review, as well as in April 2024 in connection with the completion of our initial public offering (“IPO”), to further align our NEOs’ cash compensation with market practice.

Effective January 1, 2024, our NEOs’ annual base salaries were increased as follows: Mr. Hornby, from $495,000 to $515,000; Dr. Hassig, from $415,000 to $431,600; Dr. Wagner, from $465,840 to $482,144; Ms. Rubin, from $425,000 to $431,198; and Mr. Abdollahian, from $380,000 to $393,300.

In connection with our IPO, effective April 1, 2024, our NEOs’ annual base salaries were further increased as follows: Mr. Hornby, from $515,000 to $620,000; Dr. Hassig, from $431,600 to $460,000; Dr. Wagner, from $482,144 to $500,000; Ms. Rubin, from $431,198 to $460,000; and Mr. Abdollahian, from $393,300 to $407,000.

Non-Equity Incentive Plan Compensation

In addition to base salaries, our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each NEO is eligible to receive is based on the extent to which we achieve the corporate goals that our Board establishes each year. At the end of the year, our Board reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.

For 2024, Mr. Hornby was eligible to receive a target annual bonus equal to 55% of his annual base salary, and our other NEOs were eligible to receive target annual bonuses equal to 40% of their respective annual base salaries.

The corporate goals our Board established for 2024 related to product development and pipeline goals, as well as corporate development goals. Bonuses are usually determined and paid in the first quarter of the following year. Based on our performance against the approved company objectives, our Compensation Committee determined to fund the 2024 bonus plan at 90% of the target level.

Actual amounts paid to each NEO for 2024 performance, to the extent such NEOs were eligible for 2024 annual bonus payouts, are set forth in the “Non-equity incentive plan compensation” column of the “Summary Compensation Table” above.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our NEOs. Our Board and Compensation Committee are responsible for approving equity grants. We typically grant equity awards to new hires upon their commencing employment with us. Generally, our equity awards vest over four years, subject to the employee’s continued employment with us on each vesting date. Option awards are eligible for accelerated vesting on the terms provided in the Severance Plan.

We granted our NEOs stock options during 2024 as part of their total compensation packages.

In February 2024, we granted Mr. Hornby, Dr. Hassig, Dr. Wagner, Ms. Rubin, and Mr. Abdollahian options to purchase 257,207, 76,172, 68,080, 51,420, and 36,852 shares of our common stock, respectively, under our 2018 Equity Incentive Plan (the “2018 Plan”). The options were granted with an exercise price of $8.19 per share and vest over a period of four years in equal monthly installments beginning on the first monthly anniversary of the vesting commencement date, subject to the NEOs continuous service with us as of each vesting date.

In March 2024, in connection with the completion of our IPO, we granted Mr. Hornby, Dr. Hassig, Dr. Wagner, Ms. Rubin, and Mr. Abdollahian options to purchase 162,343, 48,703, 41,745, 32,468, and 23,191 shares of our common stock, respectively, under our 2024 Incentive Award Plan (the “2024 Plan”). The options were granted with an exercise price of $16.00 per share and vest over a period of four years in equal monthly installments beginning on the first monthly anniversary of the vesting commencement date, subject to the NEOs continuous service with us as of each vesting date.

The options granted to our NEOs in 2024 were repriced in August 2024, as discussed below under “Repricing of Outstanding Options.”

Repricing of Outstanding Options

In August 2024, our Compensation Committee approved an option repricing, which was effective on August 19, 2024 (the “Repricing Effective Date”). The repricing applied to options to purchase up to an aggregate of 3,484,346 shares of our common stock with an exercise price per share in excess of the closing price per share of our common stock on the Repricing Effective Date, held by our eligible employees, including our NEOs, that were granted under the 2024 Plan or the 2018 Plan and were outstanding as of the Repricing Effective Date (the “Repriced Options”). As of the Repricing Effective Date, our NEOs held the following aggregate number of Repriced Options: Mr. Hornby, 1,147,242 Repriced Options (with original exercise prices ranging from $4.10 to $16.00); Dr. Hassig, 292,821 Repriced Options (with original exercise prices ranging from $3.71 to $16.00); Dr. Wagner, 316,893 Repriced Options (with original exercise prices ranging from $4.10 to $16.00); Ms. Rubin, 280,553 Repriced Options (with original exercise prices ranging from $4.10 to $16.00); and Mr. Abdollahian, 216,913 Repriced Options (with original exercise prices ranging from $4.10 to $16.00).

As of the Repricing Effective Date, the exercise price of each of the Repriced Options was reduced to $3.56 per share, which was the closing price of our common stock on the Repricing Effective Date; provided, however, that if prior to the Premium End Date (as defined below), a Repriced Option is exercised or an employee’s employment or service with us terminates for any reason other than due to a Qualifying Termination (as defined below), the exercise price per share that applied to the Repriced Option immediately prior to the Repricing Effective Date will apply in lieu of the reduced exercise price. The “Premium End Date” means the earliest of: (1) August 19, 2026, (2) the date immediately prior to the closing of a change in control (as defined in the 2024 Plan), or (3) the date of the employee’s Qualifying Termination. A “Qualifying Termination” means (a) the involuntary termination of the employee’s employment by us due to a reduction in force (and other than for cause (as defined in the 2024 Plan)), subject to the employee’s execution of an effective general release of claims in our favor, (b) the employee’s death, or (c) termination of the employee’s employment by us following the employee’s disability (as defined in the 2024 Plan). Except for the reduction in the exercise prices of the Repriced Options as described above, the Repriced Options retain their existing terms, including their respective original vesting schedules.

Our Board believes that the option repricing with the Premium End Date will provide added incentives to retain and motivate our key contributors, including our NEOs, without incurring the stock dilution resulting from significant additional equity grants to the eligible participants or significant additional cash expenditures resulting from additional cash compensation.

Health and Welfare Benefits; Perquisites

All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances. Our Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

Our NEOs are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. The 401(k) plan provides for discretionary matching and profit sharing contributions. In 2024, we provided matching contributions equal to 25% of the first 4% of eligible contributions deferred by our employees, not to exceed 1% of an employee’s eligible compensation. Our Board may elect to adopt qualified or nonqualified retirement plans in the future, if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Clawback Policy

We have adopted a Policy for Recovery of Erroneously Awarded Compensation (also known as a clawback policy) that is compliant with the Nasdaq listing rules, as required by the Dodd-Frank Act, and can be accessed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025.

Equity Award Grant Practices

We have had no program, plan, or practice pertaining to the timing of stock option grants to NEOs coinciding with the release of material non-public information (“MNPI”). Annual grants of stock options to employees are typically approved by our Compensation Committee or our president and chief executive officer pursuant to a delegation of authority from our Compensation Committee in the first quarter of each year as part of our annual compensation cycle. Our Board or Compensation Committee may also approve grants at other times as they deem appropriate, such as the stock option awards granted on March 27, 2024, in connection with the completion of our IPO. The timing of any equity grants to newly-hired employees, or in connection with promotions or other non-routine grants, is generally tied to the event giving rise to the award, although non-executive new hire stock option awards are generally approved at the beginning of the calendar month following the individual’s commencement of employment. For all stock option awards, the exercise price is no less than the closing price of our common stock on the date of the grant.

The following table sets forth information for certain stock options granted to our NEOs during 2024 as required under Item 402(x) of Regulation S-K. In the event a company grants stock options or option-like instruments within the period commencing four business days prior to and ending one business day following the filing by such company of a Form 10-K, Form 10-Q, or Form 8-K containing MNPI, Item 402(x) of Regulation S-K requires tabular disclosure of certain information related to such awards. The table below is being provided because certain of the stock options granted to our NEOs during 2024 were granted within the period commencing four business days prior to and ending one business day following our filing of a Form 10-K, Form 10-Q, or Form 8-K containing MNPI.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award at Time of Grant ($) (1)	Grant Date Fair Value of the Award ($)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of MNPI and the Trading Day Beginning Immediately Following the Disclosure of MNPI

Zachary D. Hornby	3/27/2024	162,343	16.00	2,041,479	(0.66%)
Christian Hassig, Ph.D.	3/27/2024	48,703	16.00	612,445	(0.66%)
Klaus Wagner, M.D., Ph.D.	3/27/2024	41,745	16.00	524,947	(0.66%)
Jami Rubin	3/27/2024	32,468	16.00	408,288	(0.66%)
Neil Abdollahian	3/27/2024	23,191	16.00	291,629	(0.66%)

(1)
This column reflects the exercise price of the options as of the date of grant. These options were repriced on August 19, 2024, as described above. The exercise price of the Repriced Options, after giving effect to the option repricing, and assuming achievement of the Premium End Date, is $3.56.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding stock options held by each of our NEOs as of December 31, 2024.

	Option awards
				Number of	Number of
				securities	securities
				underlying	underlying
				unexercised	unexercised	Option
			Vesting	options	options	exercise		Option
	Grant		commencement	exercisable	unexercisable	price		expiration
	date		date	(#)	(#)	($)		date
Zachary D. Hornby	6/10/2020	(1)	6/10/2020	128,205	—	3.12		6/9/2030
	6/7/2021	(1)	6/7/2021	224,357	32,053	3.56	(3)	6/6/2031
	6/13/2023	(1)	6/13/2023	176,724	294,558	3.56	(3)	6/12/2033
	2/15/2024	(1)	2/15/2024	53,580	203,627	3.56	(3)	2/14/2034
	3/27/2024	(1)	3/27/2024	30,439	131,904	3.56	(3)	3/26/2034

Christian Hassig, Ph.D.	12/3/2019	(2)	10/28/2019	38,461	—	3.56	(3)	12/2/2029
	12/2/2020	(1)	1/1/2021	10,042	214	3.56	(3)	12/1/2030
	6/7/2021	(1)	6/7/2021	54,965	7,854	3.56	(3)	6/6/2031
	6/13/2023	(1)	6/13/2023	35,572	59,299	3.56	(3)	6/12/2033
	2/15/2024	(1)	2/15/2024	15,866	60,306	3.56	(3)	2/14/2034
	3/27/2024	(1)	3/27/2024	9,131	39,572	3.56	(3)	3/26/2034

Klaus Wagner, M.D., Ph.D.	2/24/2022	(2)	2/22/2022	72,644	29,919	3.56	(3)	12/13/2032
	12/13/2022	(1)	12/13/2022	4,814	4,820	3.56	(3)	12/12/2032
	6/13/2023	(1)	6/13/2023	35,569	59,302	3.56	(3)	6/12/2033
	2/15/2024	(1)	2/15/2024	14,180	53,900	3.56	(3)	2/14/2034
	3/27/2024	(1)	3/27/2024	7,827	33,918	3.56	(3)	3/26/2034

Jami Rubin	7/26/2023	(2)	7/31/2023	57,360	—	3.56	(3)	7/25/2033
	2/15/2024	(1)	2/15/2024	7,498	—	3.56	(3)	2/14/2034
	3/27/2024	(1)	3/27/2024	4,058	—	3.56	(3)	3/26/2034

Neil Abdollahian	9/15/2021	(2)	8/9/2021	68,371	13,680	3.56	(3)	9/14/2031
	12/6/2021	(1)	12/6/2021	14,956	4,992	3.56	(3)	12/5/2031
	6/13/2023	(1)	6/13/2023	20,574	34,297	3.56	(3)	6/12/2033
	2/15/2024	(1)	2/15/2024	7,672	29,180	3.56	(3)	2/14/2034
	3/27/2024	(1)	3/27/2024	4,348	18,843	3.56	(3)	3/26/2034

(1)
Stock option award vests over a period of four years with 1/48th of the shares underlying the option vesting monthly following the vesting commencement date, subject to continued service through each vesting date, and subject to accelerated vesting in certain circumstances as described below under “Severance and Change in Control Severance Plan.”
(2)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date and 1/48th of the shares underlying the option vesting monthly thereafter, subject to continued service through each vesting date, and subject to accelerated vesting in certain circumstances as described below under “Severance and Change in Control Severance Plan.”
(3)
These options were most recently repriced on August 19, 2024, as described above. The exercise price of the Repriced Options, after giving effect to the August 2024 option repricing, is reflected in the table above and assumes achievement of the Premium End Date. If the options in the table above are exercised prior to the Premium End Date, the exercise prices would be as follows: options granted from December 3, 2019 to June 13, 2023, $4.10; options granted February 15, 2024, $8.19; and options granted March 27, 2024, $16.00. For more information, see “Repricing of Outstanding Options” above.

Employment Arrangements with our NEOs

We have entered into employment letters with each of our NEOs, which govern certain terms of their employment with us and set forth their annual base salaries and target annual bonuses, as described above.

Regardless of the manner in which our NEOs’ employment terminates, they are entitled to receive amounts previously earned during their employment, including unpaid salary, reimbursement of expenses owed, and any continuation of benefits required by applicable law. In addition, Mr. Hornby is a “Tier 1 Covered Employee” under our Severance Plan and our other NEOs are “Tier 2 Covered Employees” under our Severance Plan, as described below.

In connection with her termination of employment effective October 11, 2024, Ms. Rubin received the severance benefits associated with a termination of employment other than for Cause (as defined in our Severance Plan) for a “Tier 2 Covered Employee” under the Severance Plan. Neither Dr. Wagner nor Mr. Abdollahian received any severance benefits in connection with their resignations.

Severance and Change in Control Severance Plan

In March 2024, our Board adopted a Severance and Change in Control Severance Plan (the “Severance Plan”) for the benefit of certain management-level employees of our company or any of our subsidiaries as designated by our Compensation Committee (the “Covered Employees”), including each of our NEOs.

The Severance Plan provides assurances of specified severance benefits to Covered Employees whose employment is subject to involuntary termination by us other than for Cause (as defined below) or the Covered Employee resigns for Good Reason (as defined below) under the circumstances described in the Severance Plan, including, but not limited to, following a Change in Control (as defined below). The severance benefits each Covered Employee could be entitled to receive under the Severance Plan are determined pursuant to each Covered Employee’s classification as a Tier 1 Covered Employee, a Tier 2 Covered Employee, or a Tier 3 Covered Employee.

Covered Employees are classified as follows:

•
“Tier 1 Covered Employee” means an employee of the Company who has been designated by our Compensation Committee as eligible to participate under Tier 1 in the Severance Plan.
•
“Tier 2 Covered Employee” means an employee of the Company who has been designated by our Compensation Committee as eligible to participate under Tier 2 in the Severance Plan.
•
“Tier 3 Covered Employee” means an employee of the Company who has been designated by our Compensation Committee as eligible to participate under Tier 3 in the Severance Plan.

Pursuant to the Severance Plan, if, at any time other than during the Change in Control Period (as defined below), we (or any of our subsidiaries) terminate a Covered Employee’s employment other than for Cause (and other than due to death or disability (as defined in the Severance Plan)) or the Covered Employee resigns for Good Reason, then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•
An amount equal to the Covered Employee’s annualized base pay (as defined in the Severance Plan) for 12 months, 9 months, or 6 months following termination in the case of the Tier 1, a Tier 2, or a Tier 3 Covered Employee, respectively, paid in a lump sum.
•
Company-paid COBRA coverage for 12 months, 9 months, or 6 months following termination in the case of the Tier 1, a Tier 2, or a Tier 3 Covered Employee, respectively.
•
The accelerated vesting of the time-based equity compensation awards (as defined in the Severance Plan) that would have vested and become exercisable within 12 months following termination in the case of a Tier 1 Covered Employee; provided, however, that any performance-based equity compensation awards will continue to be governed by the terms of the applicable equity compensation award agreement.

Pursuant to the Severance Plan, if, at any time within the 12-month period following a Change in Control (the “Change in Control Period”), we (or any of our subsidiaries) terminate a Covered Employee’s employment other than for Cause (and other than due to death or disability) or the Covered Employee resigns for Good Reason, then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•
The following aggregate cash amount paid in a lump sum:
o
In the case of a Tier 1 Covered Employee, the sum of 18 months of annualized base pay and 1.5 times his or her target bonus (as defined in the Severance Plan);
o
In the case of a Tier 2 Covered Employee, the sum of 12 months of annualized base pay and 1.0 times his or her target bonus; and
o
In the case of a Tier 3 Covered Employee, the sum of 9 months of annualized base pay and 0.75 times his or her target bonus.
•
Company-paid COBRA coverage for 18 months, 12 months, or 9 months following termination in the case of a Tier 1, a Tier 2, or a Tier 3 Covered Employee, respectively.
•
100% accelerated vesting of the Covered Employee’s time-based equity compensation awards; provided, however, that any performance-based equity compensation awards will vest assuming “target” level of performance, unless the terms of the applicable award agreement provide otherwise, in which case the applicable award agreement will govern.

For purposes of the Severance Plan:

“Cause” means, unless otherwise defined in a Covered Employee’s participation agreement, any of the following: (i) the Covered Employee’s commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act by the Covered Employee, that has a demonstrable adverse impact on us or on any of our successors or affiliates; (ii) the Covered Employee’s conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (iii) any intentional, unauthorized use or disclosure by the Covered Employee of our confidential information or trade secrets or those of any of our successors or affiliates; (iv) the Covered Employee’s gross negligence, insubordination or material violation of any duty of loyalty to us or to any of our successors or affiliates, or any other demonstrable material misconduct on the Covered Employee’s part; (v) the Covered Employee’s ongoing and repeated failure or refusal to perform or neglect of the Covered Employee’s duties as required by any offer or employment letter with us or the Covered Employee’s ongoing and repeated failure or refusal to comply with the lawful instructions given to him or her by our chief executive officer or, with respect to our chief executive officer, our Board, which failure, refusal or neglect continues for 15 days following receipt of written notice from our Board stating with specificity the nature of such failure, refusal or neglect; or (vi) the Covered Employee’s willful, material breach of any of our policies or any material provision of any offer or employment letter or any confidential information agreement, proprietary information and inventions agreement. Prior to the determination that “Cause” under clauses (iv), (v) or (vi) has occurred, we shall (A) provide to the Covered Employee in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (B) afford the Covered Employee a reasonable opportunity to remedy any such conditions, if capable of being cured, (C) provide the Covered Employee an opportunity to be heard prior to the final decision to terminate his or her employment hereunder for such “Cause” and (D) make any decision that such “Cause” exists in good faith.

“Change in Control” has the same meaning as set forth in the 2024 Plan.

“Good Reason” means, unless otherwise defined in a Covered Employee’s Participation Agreement, the occurrence of any of the following events or conditions without a Covered Employee’s written consent: (i) a material diminution in the Covered Employee’s authority, duties or responsibilities; (ii) a material diminution in the Covered Employee’s base compensation, unless such a reduction is imposed across-the-board to all our senior management; (iii) a material change in the geographic location at which the Covered Employee must perform his or her duties from the location that was designated as the Covered Employee’s primary location immediately prior to such change (and he or she and we agree that a change of more than 35 miles shall be material for this purpose); or (iv) any other action or inaction that constitutes a material breach by us or by any of our successors or affiliates of our or their obligations to the Covered Employee under any agreement between the Covered Employee and us or any of our affiliates. The Covered Employee must provide written notice to us of the occurrence of any of the foregoing events or conditions without his or her written consent within 60 days of the occurrence of such event. We or any of our successors or affiliates shall have a period of 30 days to cure such event or condition after receipt of written notice of such event. The Covered Employee’s termination of employment by reason of resignation from employment with us for Good Reason must occur within 30 days following the expiration of the foregoing 30-day cure period.

Director Compensation

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Mr. Hornby, our president and chief executive officer, does not receive compensation for his service on our Board. We have reimbursed, and will continue to reimburse, our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board and committee meetings.

Pre-IPO Non-Employee Director Compensation Program

Prior to our IPO, we provided a $25,000 cash retainer, paid in quarterly installments, to certain directors for their service on our Board. In addition, we from time to time provided equity compensation to certain directors for their service on our Board.

On February 15, 2024, our Board granted Drs. Lim, Christensen, and Whiting and Ms. Lew each an option to purchase 13,846 shares of our common stock. The options have an exercise price of $8.19 per share, the fair market value on the date of grant as determined by our Board based on an independent third-party valuation. The options vest in substantially equal monthly installments over a period of three years following the grant date, subject to the director’s continuous service with us as of each such vesting date.

In connection with our IPO, in March 2024, our Board granted 13,219 stock options to Dr. Lim, Dr. Christensen, Ms. Lew, and Dr. Whiting, and 26,438 stock options to Dr. Brennan and Ms. Burow, in each case pursuant to our 2024 Plan. The options have an exercise price of $16.00 per share. The options vest over a period of three years in equal monthly installments beginning on the first monthly anniversary of the vesting commencement date, subject to the director’s continuous service with us as of each such vesting date.

Post-IPO Non-Employee Director Compensation Program

In March 2024, in connection with our IPO, our Board adopted our initial non-employee director compensation program. The non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000, and the chairman of our Board and/or lead independent director receives an additional $30,000. Non-employee directors serving as the chairs of our Audit, Compensation, and Nominating and Corporate Governance Committees receive additional annual retainers of $15,000, $10,000, and $8,000, respectively. Non-employee directors serving as members of our Audit, Compensation, and Nominating and Corporate Governance Committees receive additional annual retainers of $7,500, $5,000, and $4,000, respectively.

Each non-employee director will receive an initial grant of options to purchase 27,000 shares of our common stock, vesting over three years, upon election to our Board (the “Initial Director Award”), and thereafter annual grants of options to purchase 13,500 shares of our common stock, vesting in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award will vest on the date of such annual meeting of our stockholders) (the “Annual Director Award”).

Effective June 20, 2024, our Board adopted an amended and restated non-employee director compensation program (the “June 2024 Director Compensation Program”). Under the June 2024 Director Compensation Program, each non-employee director receives the same annual retainer fees and/or long-term equity awards as set forth in the preceding paragraph, except that the June 2024 Director Compensation Program provides that any non-employee director who serves as chairman of our Board shall be automatically granted additional stock options to purchase 6,750 shares of our common stock on the date of each of our annual meeting of stockholders, which award vests in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award vests on the date of such annual meeting of our stockholders) (the “Chair Award”).

Effective March 27, 2025, our Board adopted an amended and restated non-employee director compensation program, pursuant to which each non-employee director receives the same annual retainer fees and/or long-term equity awards as set forth in the June 2024 Director Compensation Program, except that (i) the Initial Director Award was increased from 27,000 options to 32,000 options, (ii) the Annual Director Award was increased from 13,500 options to 16,000 options, and (iii) the Chair Award was increased from 6,750 options to 8,000 options.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in the 2024 Plan, which limits do not apply to any non-employee director that serves in any additional capacity with us for which he or she receives compensation. As provided in the 2024 Plan, our Board or its authorized committee may make exceptions to this limit for individual non-employee directors as our Board or its authorized committee may determine in its discretion.

Awards to our non-employee directors will also vest in the event of a change in control or upon a non-employee director’s death or disability.

2024 Director Compensation Table

The following table summarizes compensation received by our non-employee directors during the year ended December 31, 2024.

	Fees
	earned or	Option	All other
	paid in cash	awards	compensation	Total
Name	($)	($)(1)	($)	($)
Jonathan E. Lim, M.D. (2)	65,625	346,302	—	411,927
Christine Brennan, Ph. D. (3)	41,625	328,219	—	369,844
Kristina Burow (4)	36,750	328,219	—	364,969
James Christensen, Ph.D. (5)	40,000	318,712	—	358,712
Jennifer Lew (6)	51,250	318,712	—	369,962
Jakob Loven, Ph.D. (7)	—	—	—	—
Fabio Pucci, Ph.D. (7)	—	—	—	—
Nancy Whiting, Pharm. D. (8)	39,250	318,712	—	357,962

(1)
Represents the grant date fair value of stock options to purchase shares of our common stock computed in accordance with ASC 718. For a description of the assumptions used in calculating the grant date fair value of the awards reported in this column, see Notes 2 and 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025.
(2)
As of December 31, 2024, Dr. Lim held outstanding option awards covering 61,366 shares.
(3)
As of December 31, 2024, Dr. Brennan held outstanding option awards covering 26,438 shares.
(4)
As of December 31, 2024, Ms. Burow held outstanding option awards covering 26,438 shares.
(5)
As of December 31, 2024, Dr. Christensen held outstanding option awards covering 54,756 shares.
(6)
As of December 31, 2024, Ms. Lew held outstanding option awards covering 54,756 shares.
(7)
Drs. Loven and Pucci resigned from our Board on March 27, 2024. Neither Dr. Loven nor Dr. Pucci held any outstanding options awards as of December 31, 2024.
(8)
As of December 31, 2024, Dr. Whiting held outstanding option awards covering 54,756 shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Number of
securities
	Number of				remaining available
	securities to be		Weighted-		for future issuance
	issued upon the		average		under equity
	exercise of		exercise price of		compensation plans
	outstanding		outstanding		(excluding
	options, warrants		options, warrants		securities reflected
Plan Category	and rights		and rights		in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,818,393	(1)	$6.37	(2)	2,835,713	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,818,393		$6.37		2,835,713

(1)
Total outstanding option awards as of December 31, 2024 issued under our 2018 Plan and 2024 Plan.
(2)
Represents the weighted-average exercise price of outstanding options.
(3)
Represents 2,648,326 shares of common stock available for issuance under the 2024 Plan and 187,387 shares of common stock available for issuance under our 2024 Employee Stock Purchase Plan (the “ESPP”) (all of which were eligible for purchase pursuant to the offering period in effect on December 31, 2024). This amount does not include any additional shares that may become available for future issuance under the 2024 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2034 by the number of shares equal to the lesser of (i) 5% of the total outstanding shares of our common stock as of the immediately preceding December 31, and (ii) such smaller number of shares as is determined by our Board. Additionally, this amount does not include any additional shares that may become available for future issuance under the ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2034 by the number of shares equal to the lesser of (i) 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 and (ii) such smaller number of shares as determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 25, 2025 for (1) each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock, (2) each of our directors, including the director nominees named in this proxy statement, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Boundless Bio, Inc., 10955 Alexandria Way, Suite 100, San Diego, California 92121.

We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date set forth in the paragraph above through the exercise of any option, warrant, or right, or through the conversion of any convertible security. Except as indicated in the footnotes to the table below, we believe, based on information furnished to us and on SEC filings, that the persons named in the table below have sole voting and sole investment power with respect to all shares of common stock indicated as beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 22,300,043 shares of common stock outstanding as of April 25, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights, or convertible securities held by that person that are currently exercisable or convertible or will be exercisable or convertible within 60 days of April 25, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Fidelity (1)	3,263,268	14.6%
Entities affiliated with ARCH Venture Partners (2)	2,694,095	12.1%
Entities affiliated with RA Capital Management L.P. (3)	2,180,631	9.8%
Entities affiliated with Bayer Healthcare LLC (4)	1,615,201	7.2%
Entities affiliated with Nextech VI Oncology SCSp (5)	1,228,069	5.5%
Named Executive Officers and Directors
Zachary D. Hornby (6)	1,040,464	4.5%
Christian Hassig, Ph.D. (7)	234,093	1.0%
Klaus Wagner, M.D., Ph.D. (8)	—	*
Jami Rubin (9)	—	*
Neil Abdollahian (10)	—	*
Jonathan E. Lim, M.D. (11)	688,840	3.1%
Christine Brennan, Ph. D. (12)	10,281	*
Kristina Burow (13)	2,704,376	12.1%
James Christensen, Ph.D. (14)	38,977	*
Jennifer Lew (15)	35,725	*
Nancy Whiting, Pharm.D. (16)	38,977	*
All current executive officers and directors as a group (11 persons) (17)	4,987,652	21.1%

* Less than 1%.

(1)
These shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The information in this footnote is based on information in the Schedule 13G filed by FMR LLC with the SEC on April 10, 2024.

(2)
Consists of 683,759 shares of common stock (the “AVF IX Shares”) held by ARCH Venture Fund IX, L.P. (“AVF IX”), 828,570 shares of common stock (the “AVF IX Overage Shares”) held by ARCH Venture Fund IX Overage, L.P. (“AVF IX Overage”), and 1,181,766 shares of common stock (the “AVF X Overage Shares”) held by ARCH Venture Fund X Overage, L.P. (“AVF X Overage”). ARCH Venture Partners IX, L.P. (“AVP IX GP”), as the sole general partner of AVF IX, may be deemed to beneficially own the AVF IX Shares. ARCH Venture Partners IX Overage, L.P. (“AVP IX Overage GP”), as the sole general partner of AVF IX Overage, may be deemed to beneficially own the AVF IX Overage shares, combined with AVF IX Shares (the “IX Record Shares”). ARCH Venture Partners X Overage, L.P. (“AVP X Overage GP”), as the sole general partner of AVF X Overage, may be deemed to beneficially own the AVF X Overage Shares. ARCH Venture Partners IX, LLC (“AVP IX LLC”), as the sole general partner of AVP IX GP and AVP IX Overage GP, may be deemed to beneficially own the IX Record Shares. As managing directors of AVP IX LLC, each of Keith Crandell, Robert Nelsen and Clinton Bybee (collectively, the “Managing Directors” and each a “Managing Director”), may also be deemed to share the power to direct the disposition and vote of the IX Record Shares. ARCH Venture Partners X, LLC (“AVP X LLC”), as the sole general partner of AVP X Overage GP, may be deemed to beneficially own the AVF X Overage Shares. As Investment Committee Members of AVP X LLC, each of Mr. Crandell, Mr. Nelsen, Steven Gillis and Kristina Burow (collectively the “Investment Committee” and each a “Committee Member”) may also be deemed to share the power to direct the disposition and vote of the AVF X Overage Shares. By virtue of their relationship as affiliated entities who have overlapping general partners and investment committee members, each of the Committee Members and direct and indirect general partners of AVF IX, AVF IX Overage and AVF X Overage may be deemed to share the power to direct the IX Record Shares, AVF IX Overage Shares and AVF X Overage Shares (collectively the “Record Shares”). Each of AVF IX, AVP IX GP, AVP IX LLC, AVF IX Overage, AVP IX Overage GP, AVF X Overage, AVP X Overage GP, AVP X LLC, each Managing Director and each Committee Member (collectively, the “ARCH Persons”) disclaims beneficial ownership of the Record Shares except for the shares, if any, held of record by such ARCH Person. The business address of each ARCH Person is 8755 W. Higgins Road, Suite 1025, Chicago, Illinois 60631. The foregoing information in this footnote is based on information in the Schedule 13D filed by the ARCH Persons with the SEC on October 29, 2024. Ms. Burow, a member of our Board, owns an interest in AVF IX and AVF IX Overage but does not have voting or dispositive power over the shares held by AVF IX and AVF IX Overage and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. See footnote (13) below for information regarding Ms. Burow’s beneficial ownership.
(3)
Consists of 1,884,787 shares of common stock held by RA Capital Healthcare Fund, L.P. (the “Fund”) and 295,844 shares of common stock held by RA Capital Nexus Fund II, L.P. (“Nexus Fund II”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for each of the Fund and the Nexus Fund II and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company held by the Fund or the Nexus Fund II. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Issuer beneficially owned by RA Capital. Each of the Fund and the Nexus Fund II has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in its portfolio, including the shares of the Company’s common stock. Each of the Fund and the Nexus Fund II disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the Company’s common stock other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities, Dr. Kolchinsky and Mr. Shah is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. The information in this footnote is based on information in the Schedule 13G filed by RA Capital, the Fund, Dr. Kolchinsky and Mr. Shah with the SEC on April 12, 2024.
(4)
Bayer HealthCare LLC (“BHC”) is the direct beneficial owner of these shares. BHC is controlled by Bayer US Holding LP (“BUSH LP”). Bayer World Investments B.V. (“BWI”) is the general partner of BUSH LP. BWI is an indirect, wholly owned subsidiary of Bayer Aktiengesellschaft (“Bayer AG”). Bayer AG may be deemed to be an indirect beneficial owner of the shares beneficially owned directly by BHC. BHC, BUSH LP, BWI and Bayer AG share voting and dispositive power over the shares beneficially owned directly by BHC. The business address for BHC and BUSH LP is 100 Bayer Boulevard, Whippany, New Jersey 07981. The business address for BWI is Siriusdreef 36, 2132 WT Hoofddorp, The Netherlands. The business address for Bayer AG is Bayerwerk, Gebaeude W11, Kaiser-Wilhelm-Allee 1, 51368 Leverkusen, Germany. The information in this footnote is based on information in the Schedule 13G filed by BHC, BUSH LP, BWI and Bayer AG with the SEC on April 12, 2024.
(5)
The shares are held by Nextech VI LP. Nextech VI GP serves as the sole general partner of Nextech VI LP and has sole voting and investment control over the shares owned by Nextech VI LP and may be deemed to own beneficially the shares held by Nextech VI LP. Nextech VI GP owns no securities of the Company directly. Ian Charoub, Costas Constantinides and Rocco Sgobbo are members of the board of managers of Nextech VI GP and share voting and dispositive power over the shares held by Nextech VI LP, and may be deemed to own beneficially the shares held by Nextech VI LP. None of Messrs. Charoub, Constantinides, and Sgobbo own securities of the Company directly. The principal business address of Nextech VI LP is 8 rue Lou Hemmer, L-1748 Senningerberg, Grand-Duché de Luxembourg. The foregoing information in this footnote is based on information in the Schedule 13G filed by the Nextech VI Oncology SCSp, Nextech VI GP, and Messrs. Charoub, Constantinides and Sgobbo with the SEC on April 12, 2024. Each of the individuals and entities described in this footnote expressly disclaims beneficial interest of the shares of the Company except to the extent of any pecuniary interest therein.
(6)
Consists of (i) 256,410 shares of common stock and (ii) 784,054 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(7)
Consists of (i) 25,641 shares of common stock and (ii) 208,452 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(8)
Information with respect to the beneficial ownership of our common stock by Dr. Wagner is based on information available to us as of December 29, 2024, which was the date his employment with us ended.
(9)
Information with respect to the beneficial ownership of our common stock by Ms. Rubin is based on information available to us as of October 11, 2024, which was the date her employment with us ended.
(10)
Information with respect to the beneficial ownership of our common stock by Mr. Abdollahian is based on information available to us as of January 10, 2025, which was the date his employment with us ended.
(11)
Consists of (i) 102,564 shares of common stock held by a family trust of Dr. Lim, for which he and his spouse are co-trustees and share voting and dispositive power over of the securities held by the trust, (ii) 550,915 shares of common stock held by City Hill, LLC for which Dr. Lim serves as the managing partner and exercises voting and dispositive control over the securities held by City Hill, and (iii) 35,361 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date. Dr. Lim disclaims beneficial ownership of the shares held by City Hill, except to the extent of any pecuniary interest therein.
(12)
Consists of 10,281 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(13)
Consists of (i) 10,281 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date and (ii) the shares of common stock discussed in footnote (2) above. As discussed in footnote (2), Ms. Burow may be deemed to beneficially own the shares held by AVF IX, AVF IX Overage, and AVF X Overage. Ms. Burow disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(14)
Consists of 38,977 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(15)
Consists of 35,725 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(16)
Consists of 38,977 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.
(17)
Consists of (i) 3,629,725 shares of common stock and (ii) 1,357,927 shares of common stock underlying options that are exercisable as of April 25, 2025, or that will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Company Policy Regarding Related Party Transactions

Our Board has adopted a written policy setting forth the policies and procedures for the review and approval or ratification of transactions required to be reported under Item 404(a) of Regulation S-K under the Securities Act. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. This policy provides that our Audit Committee shall either approve or disapprove any such transaction after reviewing all relevant known facts and circumstances related to such transaction. Such review shall include whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction, and shall take into account any conflicts of interest and/or corporate opportunity provisions of our corporate governance documents. No director may participate in the approval of a related person transaction for which he or she is a related person. All the transactions described below under the heading “Related Party Transactions” that were entered into before the closing of our IPO on April 2, 2024 were entered into prior to the adoption of our related person transaction policy.

Related Party Transactions

Except as set forth below, there has not been any transaction since January 1, 2023, nor is there any currently proposed, that requires disclosure under Item 404 of Regulation S-K.

Series C Convertible Preferred Stock Financings

In April 2023, we entered into a Series C preferred stock purchase agreement, pursuant to which in April and May 2023 we sold to investors, in private placements, an aggregate of 142,857,138 shares of Series C convertible preferred stock. The per share purchase price was $0.70, and we received gross proceeds of approximately $100.0 million.

The following table sets forth the aggregate number of shares of our Series C preferred stock acquired by related parties or their affiliates. Each outstanding share of Series C preferred stock, including the shares identified in the table below, were converted into shares of our common stock at a ratio of 19.5-for-one immediately prior to the closing of our IPO.

Participants	Series C Convertible Preferred Stock
5% or Greater Stockholders
Entities affiliated with ARCH Venture Partners (1)	14,285,713
Entities affiliated with Fidelity (2)	31,285,714
Entities affiliated with RA Capital Management, L.P. (3)	16,428,571
Bayer HealthCare LLC (4)	28,571,428
Entities affiliated with Nextech VI Oncology SCSp (5)	8,157,544
Vertex Global HC Fund II Pte. Ltd (6)	6,526,035
Officers and Directors
Jonathan E. Lim, M.D. (7)	142,857

(1)
Represents shares acquired by ARCH Venture Fund IX, L.P., ARCH Venture Fund IX Overage, L.P., and ARCH Venture Fund X Overage, L.P. Ms. Burow is a Managing Director of ARCH Venture Partners and a member of our Board. Dr. Lim, chairman of our Board, is, and, in April 2023, Ms. Rubin, our former chief financial officer, was, a Venture Partner of ARCH Venture Partners.
(2)
Represents shares acquired by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Capital Trust: Fidelity Flex Small Cap Fund – Small Cap Growth Subportfolio, Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Securities Fund: Fidelity Small Cap Growth Fund, Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund, Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund and Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund.
(3)
Represents shares acquired by RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P.

(4)
Dr. Pucci, Senior Director, Venture Investments at Leaps by Bayer HealthCare LLC, was a member of our Board, but resigned immediately prior to the effectiveness of the registration statement for our IPO.
(5)
Includes shares acquired by Nextech VI GP S.à r.l. Nextech VI Oncology SCSp is an affiliate of Nextech Invest Ltd. Dr. Loven was a Managing Partner of Nextech Invest Ltd. at the time of the Series C convertible preferred stock financing. Dr. Loven was a member of our Board, but resigned immediately prior to the effectiveness of the registration statement for our IPO.
(6)
Vertex Global HC Fund II Pte. Ltd. is an affiliate of Vertex Ventures HC. Dr. Brennan is a Managing Director of Vertex Ventures HC and a member of our Board.
(7)
Represents shares acquired by City Hill, LLC. Dr. Lim is the Managing Partner of City Hill, LLC and chairman of our Board.

Voting Agreement

We entered into a voting agreement in August 2018, as last amended and restated in April 2023, with the holders of our convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed in the above table as well as entities with which certain of our directors are affiliated, pursuant to which the following directors were each elected to serve as members on our Board and, as of the date of this proxy statement, continue to so serve: Christine Brennan, Ph.D., Kristina Burow, James Christensen, Ph.D., Zachary D. Hornby, Jennifer Lew, Jonathan Lim, M.D., and Nancy Whiting, Pharm.D. This agreement terminated upon the closing of our IPO.

Right of Refusal and Co-Sale Agreement

We entered into a right of first refusal and co-sale agreement in August 2018, as last amended and restated in April 2023, with holders of our common stock affiliated with our executive officers, which entities are referred to in such agreement as key holders, and certain other holders of convertible preferred stock, including the holders of more than 5% of our capital stock listed in the table above. Under this agreement, we had a right of first refusal on certain transfers of our shares by the key holders, holders of our convertible preferred stock had a secondary right of first refusal on such transfers, and such convertible preferred stockholders had a right of co-sale in respect of such transfers. This agreement terminated upon the closing of our IPO.

Investors’ Rights Agreement

We entered into an investors’ rights agreement in August 2018, as last amended and restated in April 2023, with holders of our convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed in the table above as well as entitles with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock and certain additional covenants made by us. All rights under this agreement terminated upon the closing of our IPO, other than the registration rights (including the related provisions pursuant to which we agreed to indemnify the parties to the investors’ rights agreement), which terminate four years after the closing of our IPO.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, finds, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm, KPMG LLP. No member of the Audit Committee is employed by the Company, nor does the Audit Committee or any of its members audit, certify or provide any expert assurance regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided to it, and representations made, by management and the Company’s independent registered public accounting firm.

The Audit Committee has: reviewed and discussed the audited financial statements referred to above with management and KPMG LLP; discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,

Audit Committee

Jennifer Lew, Chair

Jonathan Lim, M.D.

Christine Brennan, Ph.D.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Our Class I directors are up for election at the Annual Meeting.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Christine Brennan, Ph.D. and Nancy Whiting, Pharm.D. as Class I directors for election at the Annual Meeting and to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified.

Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each of the directors nominated by our Board for election at the Annual Meeting has consented to service as a nominee, being named in this proxy statement, and serving on our Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by our Board to fill the vacancy.

Our board recommends a vote “for” each nominee named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. If the appointment of KPMG is not ratified by our stockholders, our Audit Committee may reconsider the appointment or consider the stockholder vote in the course of selecting an independent registered public accounting firm for our following fiscal year. Even if the appointment of KPMG is ratified, our Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.

KPMG served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. One or more representatives of KPMG are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions from stockholders.

Auditor Fees

The following table shows the fees we incurred for professional services rendered by KPMG for the audit of our annual financial statements and for other services provided to us during each of our last two fiscal years:

	Fiscal Years Ended
	December 31,
Fee Category	2024	2023
Audit Fees (1)	$1,010,000	$1,247,619
Tax Fees (2)	20,138	—
Total Fees	$1,030,138	$1,247,619

(1)
Audit Fees consist of fees for the audit of our annual financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, and related services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including review of our registration statements and the issuance of comfort letters and consents in connection with registration statements.
(2)
Tax Fees consist of fees for tax consultation services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit-related services, tax services, and other services, and the estimated fees for those services will be pre-approved by the committee, except to the extent otherwise permitted by applicable SEC regulations. The actual fees billed, to the extent they exceed the estimated fees, are periodically reviewed and approved by our Audit Committee. Our Audit Committee may delegate to one or more members of the committee the authority to grant the required pre-approvals, provided such approvals are presented to the full committee at a subsequent meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

As of the time of preparation of this proxy statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described in this proxy statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors, executive officers, and beneficial owners of more than 10% of our common stock (collectively, “reporting persons”) are required to file reports of ownership of our common stock and changes in such ownership with the SEC. Reporting persons also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to reporting persons were timely met during 2024.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date for the Annual Meeting may request a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, and it will be furnished without charge upon receipt of a written request identifying the person so requesting. Requests should be directed to Boundless Bio, Inc., Attention: Corporate Secretary, 10955 Alexandria Way, Suite 100, San Diego, CA 92121.

You also may access our Annual Report on Form 10-K at www.proxydocs.com/BOLD. We make available free of charge on our website all our filings that are made electronically with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. You can also access our Annual Report in the “Investors” section of our website located at https://investors.boundlessbio.com.

LOGO BOUNDLESS BIO C/O TABULATOR P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions Boundless Bio, Inc. Annual Meeting of Stockholders For stockholders of record as of April 25, 2025 Monday, June 23, 2025 8:00 AM Pacific Time Annual meeting will be held via live webcast. Please visit www.proxydocs.com/BOLD for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:59 PM Pacific Time on June 22, 2025. Internet: www.proxypush.com/BOLD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-390-5243 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You may register to attend the meeting online and/or participate at www.proxydocs.com/BOLD. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Zachery D. Hornby, the Company's President and Chief Executive Officer, and Jessica Oien, J.D., the Company's Chief Legal Officer and Corporate Secretary (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Boundless Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (SEE REVERSE SIDE) and return this Proxy Card. PLEASE BE SURE TO MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

LOGO BOUNDLESS BIO Boundless Bio, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE IDENTIFIED BELOW AND FOR PROPOSAL 2 PROPOSAL YOUR VOTE 1. Election of Directors 1.01 Christine Brennan, Ph.D. 1.02 Nancy Whiting, Pharm.D. 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: Transact other business that may properly come before the meeting or any adjournment or postponement thereof. FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR Authorized Signatures - This section must be completed for your vote to be executed in accordance with the terms on the reverse side. Please sign and date below. • Please sign exactly as your name(s) appear on your account. If held in joint tenancy, all persons should sign. • Trustees, administrators, etc., should include title and authority. • Corporations should provide full name of corporation and title of authorized officer signing this Proxy Card. Signature (and title if applicable) Date Signature (if held jointly) Date